SweetWater, Inc.
                    2505 Trade Centre Avenue, Suite D
                           Longmont, CO  80503
                              303/530-2715



                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD FRIDAY, MAY 14, 1997


TO THE SHAREHOLDERS OF SWEETWATER, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SweetWater, Inc., a Delaware corporation (the "Company"), will be held at 667 Madison Avenue, Suite 2500, New York, New York 10021 at 9:30 a.m. (EST), on May 14, 1997 to consider and vote on the following matters as described in this notice and the accompanying Proxy Statement:

     1. To elect eight (8) members to the Company's Board of Directors to serve for one year terms and until their successors are elected and qualified; and

     2. To ratify the selection by the Company s Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the 1997 calendar year.

     To transact such other business as may properly come before the meeting or any adjournments.

     The Board of Directors has fixed the close of business on April 4, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof, and only record holders of Common Stock at the close of business on that day are entitled to notice of and to vote at the Annual Meeting. A copy of the Company s Annual Report on Form 10-K, including financial statements for the year ended December 31, 1996, is enclosed with this Notice but is not to be considered part of the proxy soliciting materials.

     Each shareholder is cordially invited to attend the Annual Meeting in person. TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.


                              By Order of the Board of Directors



April 25, 1996                     /s/ Patrick E. Thomas
                                  -------------------------
                                       Patrick E. Thomas, Secretary

                                SweetWater, Inc.
                        2505 Trade Centre Avenue, Suite D
                               Longmont, CO 80503
                                  303/530-2715


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                           Meeting Date: May 14, 1997

                               General Information

     This Proxy Statement and the accompanying form of proxy is being sent on or about April 25, 1997 in connection with the solicitation of proxies by the Board of Directors of SweetWater, Inc., a Delaware corporation ("Company"). The proxies are for use at the 1997 Annual Meeting of Shareholders of the Company, which will be held at 667 Madison Avenue, Suite 2500, New York, New York 10021 at 9:30 a.m. (EST) on May 14, 1997, and at any meetings held upon adjournment or postponement thereof ("Annual Meeting"). The record date for the Annual Meeting is the close of business on April 4, 1997 ("Record Date"), and all holders of record of the Company s Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and at any meetings held upon postponement or adjournment thereof. The Company s principal executive offices are located at 2505 Trade Centre Avenue, Suite D, Longmont, Colorado 80503 and its telephone number is 303/530-2715.

     A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy card as promptly as possible, in the postage-prepaid envelope provided, to ensure that your shares will be voted at the Annual Meeting. Any record shareholder who returns a proxy in such form has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting, requesting the return of the proxy and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given, the proxy will vote the shares at the Annual Meeting for
(i) the Board of Directors slate of nominees for election as directors, (ii) ratification of the selection of Arthur Andersen LLP as independent auditors of the Company, and (iii) in accordance with his judgment on any matters which may properly come before the Annual Meeting.

     The voting securities of the Company are the outstanding shares of Common Stock. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. At the Record Date, the Company had 3,082,096 shares of Common Stock issued and outstanding and entitled to vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the Company s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. A broker s non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. As directors are elected by a plurality vote, the eight nominees receiving the highest vote totals will be elected and the outcome of the vote for directors will not be affected by abstentions or broker s non-votes. As the ratification of the selection of the auditors requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote, an abstention with respect to these proposals will have the same effect as a negative vote. As broker's non-votes will not be considered entitled to vote on this proposal, the outcome of this vote will not be affected by broker s non-votes.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth information regarding the beneficial ownership of the Company s Common Stock as of March 31, 1997 by (i) each person who is known by the Company to own beneficially more than 5% of the Company s Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers of the Company, and (iv) all directors and executive officers as a group. Except as otherwise noted, the Company knows of no agreements among its shareholders which relate to voting or investment power over its Common Stock.


Beneficial Owner                  Shares Beneficially Owned(1)
                                      Number       Percent
                                      ------       -------


Directors:

   A. Clinton Allen (2)                 10,000         *

   Thomas A. Barron(3)                  90,083         2.9%


   Blair W. Effron (2)                  28,750         *


   Peter W. Gilson (4)                  30,792         *

   Randall A. Hack (5)                  22,500         *


   Keith R. Lively (2)                  10,000         *


   Eric M. Reynolds (6)                 146,092        4.7%


   Juan A. Rodriguez (7)                172,666        5.6%


   Ralph Z. Sorenson (4)                27,083         *


All executive officers & directors
as a group (includes 11 persons)(8)     575,526        17.4%

Other 5% Shareholders:

   Nassau Capital Partners L.P.
   22 Chambers Street
   Princeton, NJ  08542                 621,598(9)     20.2%


   Swiss Army Brands, Inc.
   One Research Drive
   Shelton, CT  06484                   611,000        19.8%


   Hudson River Capital LLC
   667 Madison Avenue
   Suite 2500
   New York, NY  10021                  420,536(10)    13.3%


   Charles Elsener
   CH-6438
   Ibach, Switzerland                   197,500        6.4%

----------
     * Less than 1%


     (1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The shares of Common Stock shown as beneficially owned include stock options exercisable on or within 60 days after March 31, 1997. With respect to information regarding 5% shareholders, the Company has relied on information provided in publicly-filed documents and, in certain cases, on supplementary information provided by the shareholder. (2) Includes 10,000 shares of Common Stock issuable upon exercise of vested options. (3) Includes 55,500 shares of Common Stock issuable upon exercise of vested stock options. (4) Includes 23,000 shares of Common Stock issuable upon exercise of vested stock options. (5) Includes 10,000 shares of Common Stock issuable upon exercise of vested stock options. Does not include 621,598 shares held by Nassau Capital Partners L.P. or 3,402 shares held by NAS Partners I L.L.C. Mr. Hack is one of four members of Nassau Capital L.L.C. which serves as the sole general partner of Nassau Capital Partners, L.P., and one of two members of NAS Partners I L.L.C. (6) Includes 21,092 shares of Common Stock issuable upon exercise of vested stock options. (7) Includes 23,000 shares of Common Stock issuable upon exercise of vested stock options; also includes 41,666 shares held by an irrevocable trust for the benefit of Mr. Rodriguez s children. Mr. Rodriguez s wife serves as the trustee of the trust. (8) Includes an aggregate of 222,552 shares issuable upon exercise of vested stock options.
(9) Does not include 3,402 shares held by NAS Partners I L.L.C., the members of which are also members of Nassau Capital L.L.C. which serves as the sole general partner of Nassau Capital Partners, L.P. (10) Includes 79,591 shares issuable upon exercise of a common stock purchase warrant.


                                  PROPOSAL I
                             ELECTION OF DIRECTORS

     The Company s Bylaws provide that the Board of Directors shall consist of not less than one nor more than eleven (11) members. Each director is elected for a term of one year or until his or her successor is elected. The Board of Directors currently consists of nine (9) members and, effective at the conclusion of the term of office of the current directors, the number of directors constituting the Board shall be reduced to eight.

     Shareholders will be asked at the Annual Meeting to elect eight (8) directors. The Board has nominated the eight individuals named below to serve as directors of the Company. Unless otherwise specified, all proxies received in response to this solicitation will be voted FOR the election of the nominees named below. Each of the nominees named below is now a director of the Company and has served continuously as a director since the year indicated. All nominees have indicated a willingness to serve if elected. If events not now known or anticipated make any of the nominees unable to serve, the persons named in the accompanying form of proxy may vote for the election of such substitute nominees as the Board of Directors may propose or the Board may reduce the number of directors comprising the Board. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter.




Name                     Positions With the Company    Age       Director Since
----                     --------------------------    ---       --------------

A. Clinton Allen         Director                      52        1995


Thomas A. Barron         Chairman of the Board         45        1993


Blair W. Effron          Director                      33        1995


Peter W. Gilson          Director                      56        1993


Randall A. Hack          Director                      49        1995


Keith R. Lively          Director                      46        1995


Eric M. Reynolds         President,                    44        1993
                         Chief Executive Officer
                         & Director

Ralph Z. Sorenson        Director                      62        1993


Shareholder Approval

     The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.


INFORMATION CONCERNING DIRECTORS

     A. Clinton Allen has served as a director since November 1995. Mr. Allen has served as Chairman and Chief Executive Officer of A.C. Allen and Company, a private consulting firm, since 1988. He serves as Vice Chairman of the Board of both Psychemedics Corporation, Inc. and The DeWolfe Companies, Inc., and on the boards of Swiss Army Brands, Inc., Victory Ventures LLC, and Connectivity Technologies Inc. Mr. Allen was the original outside director of Blockbuster Entertainment Corporation and Chairman of the Compensation Committee and served until the company was acquired by Viacom / Paramount in September of 1994. Mr. Allen also serves as a Trustee of Miss Porter s School in Farmington, Connecticut. He is a member of the Board of Advisors of Vespoli, U.S.A., Inc., a founder and director of The Joey Fund and serves on the Board of Advisors of Stonehill College as well as the Executive Committee of the Friends of Harvard and Radcliffe Crew and the Friends of Harvard Football. He is also a member of the Major Gifts Committee of Harvard University and the Harvard University Visiting Committee on University Resources.

     Thomas A. Barron has served as a director since June 1993 and as Chairman of the Board since November 1995. Mr. Barron is an author and has been Chairman of Evergreen Management Corp., a private investment firm, since January 1990. From November 1983 through November 1989, Mr. Barron was President, Chief Operating Officer and a director of The Prospect Group, Inc., a publicly held New York based holding company that conducted its major operations through subsidiaries and affiliates engaged in the railroads and specialized consumer products industries. Prior to that he served as a general partner of Sierra Ventures, a venture capital limited partnership. Mr. Barron also serves as a director of Swiss Army Brands, Inc. Mr. Barron, a Rhodes Scholar, has served as a Trustee of Princeton University, and on national and regional boards of The Wilderness Society and The Nature Conservancy.

     Blair W. Effron has served as a director since November 1995. Mr. Effron joined Dillon, Read & Co. Inc., a New York based investment bank, in 1987 and currently serves as a Managing Director. Since 1993, Mr. Effron has been head of the firm s consumer products group, where he has responsibility for several clients including Anheuser-Busch Companies, Inc., General Mills, Inc., H. J. Heinz Company, and Playtex Products Inc. Mr. Effron also heads Dillon, Read s Financial Sponsor Group. Mr. Effron has been a founding investor in several consumer products related enterprises including USA Detergents, Inc. and American Value Brands, Inc. a processor and marketer of value brand food products for mass merchandisers. Mr. Effron received a B.A. from Princeton University in 1984 and an M.B.A. from Columbia University in 1987.

     Peter W. Gilson has served as a director since June 1993. Mr. Gilson has been President and Chief Executive Officer of Physician Support Systems, Inc. a company specializing in the management of physician s practices, since 1991. From 1989 to the present, Mr. Gilson has also served as Chief Executive Officer of the Warrington Group, Inc., a manufacturer of safety products. From 1987 to 1988, he served as Chief Operating Officer of Timberland and was instrumental in their Initial Public Offering and successful introduction of clothing and outdoor wear product lines. From 1978 to 1986, he served as President of the Gortex Fabrics Division of W. L. Gore Associates. Mr. Gilson is a director and Chairman of the Executive Committee of Swiss Army Brands, Inc. and Glenayre Technologies, Inc.

     Randall A. Hack has served as a director since November 1995. Since January 1995, Mr. Hack has served as a partner of Nassau Capital L.L.C., which manages a $1 billion portfolio of investments in private companies and assets on behalf of Princeton University s endowment. From 1990 to January 1995, Mr. Hack served as President and CEO of the Princeton University Investment Company, which has overall management responsibility for Princeton s $4 billion endowment fund. From 1988 to 1990, Mr. Hack was the President and CEO of Capstone Equities, Inc. and, from 1979 to 1988, President and CEO of Matrix Development Company, a commercial and industrial development firm in New Jersey. Mr. Hack received a B.A. from Princeton University in 1969 and an M.B.A. from Harvard University in 1972.

     Keith R. Lively has served as a director since October 1995. Mr. Lively is a private investor and has been a consultant to the Shansby Group since October 1995. He was a consultant to Hudson River Capital LLC from January through December 1995. From 1988 through September 1994, Mr. Lively was the President, Chief Executive Officer and a director of The Famous Amos Chocolate Chip Cookie Corporation. From September 1992 through September 1994, Mr. Lively was also Senior Vice President and a member of the Executive Committee of President Baking Company, which purchased The Famous Amos Chocolate Chip Cookie Corporation in September 1992. Mr. Lively is also a director of Swiss Army Brands, Inc.

     Eric M. Reynolds has served as President, Chief Executive Officer and a director of the Company since January 1993. Mr. Reynolds founded Marmot Mountain Works, Ltd., ("Marmot") in 1974. Under his leadership Marmot grew into an industry leader in the design, manufacture and marketing of mountaineering, backpacking and ski outerwear products. From 1974 to 1987, when he sold his interest in Marmot, Mr. Reynolds served in various capacities including President, Chief Executive Officer, Chairman of the Board and Vice President of Sales, Marketing and Product Development. From 1987 through 1989, Mr. Reynolds continued to serve as a consultant to Marmot in the marketing and product development areas. From 1987 through 1990, Mr. Reynolds also served as a marketing consultant to additional companies, including W. L. Gore & Associates. Mr. Reynolds also serves as a director of Swiss Army Brands, Inc. and Hudson River Capital LLC.

     Ralph Z. Sorenson has served as a director since June 1993. From July 1992 to July 1993, he served as the Dean of the College of Business and Administration at the University of Colorado where he still holds an appointment as Professor Emeritus. From September 1989 through June 1992, he served as an Adjunct Professor of Management at Harvard Business School. From June 1981 through July 1989, he served as Chairman and Chief Executive Officer of Barry Wright Corporation, a diversified industrial company. From 1974 to 1981, he served as President of Babson College in Wellesley, Massachusetts. He is a director of Exabyte Corporation, Eaton Vance Corporation, Polaroid Corporation, Houghton Mifflin Company, Whole Foods Market, Inc., and Xenometrix, Inc.

     Directors of the Company are elected annually to serve until the next annual meeting of shareholders or until their successors are duly elected. Swiss Army Brands, Inc., Hudson River Capital LLC. and Nassau Capital Partners L.P. each have the right to nominate one person to serve on the Company s Board of Directors, and the Company has agreed to use its best efforts to secure the election of each such nominee to the Board of Directors. Keith R. Lively, A. Clinton Allen and Randall A. Hack were nominated by Swiss Army Brands, Inc., Hudson River Capital LLC. and Nassau Capital Partners, L.P., respectively. Each were elected as directors pursuant to such arrangements. The Company knows of no other arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There are no family relationships between any of the nominees, directors or executive officers of the Company.

Board Committees and Actions

     During calendar year 1996, the Board of Directors met nine times. Each director attended at least 75% of the total number of meetings of the Board and of committees on which the director served, except Messrs. Gilson and Lively who each attended 73% of such meetings. The Board of Directors has three standing committees; an Executive Committee, a Compensation Committee, and an Audit Committee.

     During 1996, the Company s Audit Committee was comprised of Juan Rodriguez (Chairman), Keith R. Lively and Randall A. Hack. The function of the Audit Committee is to recommend the engagement of independent auditors, meet periodically with the independent auditors and review the scope and results of their annual audit of the Company, review accounting policies and internal accounting controls and to consult as to audit, accounting and financial matters. The Audit Committee met one time during the 1996 fiscal year.

     During 1996, the Company s Compensation Committee was comprised of Ralph Z. Sorenson (Chairman), A. Clinton Allen, Blair W. Effron and Keith R. Lively. The function of the Compensation Committee is to review compensation paid to executive officers, employees and other person performing substantial services for the Company and to administer the 1993 Stock Option Plan. The Compensation Committee met one time during the 1996 fiscal year.

     During 1996, the Company s Executive Committee was comprised of Thomas A. Barron (Chairman), Peter W. Gilson, Ralph Z. Sorenson and Juan Rodriguez. The Executive Committee has all of the power of the Board of Directors in the management of the business affairs of the Company, except as such powers are limited by the Delaware General Corporation Law. It was necessary for the Executive Committee to meet twice in 1996.

Director s Compensation Fees

     In 1996, non-employee Directors of the Company received a flat fee of $250 for attending board meetings in person and $100 for attending board meetings via telephone. Directors were also reimbursed for their out-of-pocket expenses, including travel, incurred in the performance of their duties as directors.

     In April 1994, the Board granted options to purchase a total of 85,000 shares of the Company Common Stock to directors of the Company at an exercise price of $8.125 per share. On November 7, 1995, 40,000 shares were exercisable in total for all directors and the remaining non-exercisable options were canceled. On November 7, 1995 and January 29, 1996, the Board granted an aggregate of 240,000 and 50,000 additional options, respectively, to non-employee directors to purchase shares of Common Stock at $4.00 per share. A director s ability to exercise these options generally vests over a four year period and is limited in the event they cease to be a director. No options have been exercised by non-employee directors to date.

     In August 1996, Swiss Army Brands, Inc. agreed that, in the event Mr. Barron introduces and facilitates an investment in SweetWater by a qualified Outside Investor, as defined, who could assist in bringing SweetWater's products to market and, on or before December 31, 1998, such investor acquires shares of SweetWater Common Stock representing at least 20% of the issued and outstanding Common Stock of SweetWater at an average purchase price of no less than $4.00 per share, Swiss Army Brands, Inc. would exchange an outstanding option to purchase shares of common stock of Swiss Army Brands, Inc. (which is only exercisable by Mr. Barron if SweetWater achieves a certain level of after tax earnings) for a new option entitling him to purchase 50,000 shares of common stock of Swiss Army Brands at an exercise price equal to the then fair market value of shares of common stock of Swiss Army Brands Inc.

                           EXECUTIVE OFFICERS
Executive Officers

     The following discussion sets forth information about the executive officers of the Company.


Name                Positions With the Company         Age       Officer Since
----                --------------------------         ---       -------------
Jerry L. Cogdill    Chief of Operations                52        1994


Eric M. Reynolds    President &
                    Chief Executive Officer            44        1993


Patrick E. Thomas   Vice President &
                    Chief Financial Officer            42        1994

     Jerry L. Cogdill has served as Vice President of Operations since November 1994. Mr. Cogdill served as Vice President & Chief Operating Officer for Management Solutions, Inc., a privately held computer products company from 1993 to 1994. From 1986 to 1993, he was Director of Strategic Alliances at US West, Inc., a public telecommunications company. Prior to 1986, Mr. Cogdill held engineering, marketing and sales positions at IBM Corporation for 20 years. Mr. Cogdill has a B.S.M.E. degree and an M.B.A.

     Patrick E. Thomas, CPA has served as Vice President and Chief Financial Officer since November 1994. Mr. Thomas was Chief Financial Officer for Bird Medical Technologies, Inc., a $50 million publicly traded medical products manufacturer from 1990 to 1993. From 1993 to 1994 he held positions as Vice President of Finance for Head Sports USA, Inc. a $50 million sporting goods manufacturer and distributor, and then Chief Accounting Officer and Controller for Synergen, Inc., a 600 employee publicly traded biotechnology pharmaceutical development company. Mr. Thomas also served as Chief Financial Officer and Director for LIFECARE International, Inc., a privately owned $20 million international medical products manufacturer from 1984 to 1990. Mr. Thomas received his B.S. in Accounting from University of Illinois in 1976.

Executive Compensation

     The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer for the years ended December 31, 1996, 1995 and 1994. No executive officer received in excess of $100,000 of compensation in 1996.

                                                                Long Term Compensation
                                                                ----------------------
                         Annual Compensation                      Awards        Payouts
                         ----------------------------------------------------------------
                                                      Other
                                                     Annual      Restricted                          All other
                                                     Compen-       Stock     Options/  LTIP           compen-
Name & Principal         Year     Salary ($)  Bonus  sation ($)   Award ($)  SARs ($)  Payouts ($)   sation ($)(1)
Position                 ----     ----------  -----  ----------   ---------  --------  -----------   -------------
---------

ERIC M. REYNOLDS         1996      $95,000    -0-       -0-        -0-       -0-         -0-           $3,106
Chief Executive Officer  1995      $89,518    -0-       -0-        -0-     56,250(1)     -0-           $3,580
                         1994      $59,685    -0-       -0-        -0-       -0-         -0-             -0-

     (1) Represents the Company s Contribution to Mr. Reynolds 401(k) account.

                  Option/SAR Grants in Last Fiscal Year


        No stock options were granted to Mr. Reynolds in 1996.

     The following table sets forth certain information regarding the number and value of unexercised stock options held by Mr. Reynolds as of the end of the Company s 1996 fiscal year.

               Aggregate Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option SAR Values



                                                         Number of Securities       Value of Unexercised In-the-
                   Shares Acquired                      Underlying Unexercised        Money Options at FY-End
NAME                 On Exercise    Value Realized ($)   Options at FY-END (#)                ($)(1)
                    ------------------------------------------------------------------------------------------------------------
                                                       Exercisable  Unexercisable    Exercisable  Unexercisable
                                                       -----------  -------------    -----------  -------------

Eric M. Reynolds         -0-            -0-               15,234       41,016            -0-           -0-


     (1) No value is set forth herein as the fair market value of a share of Common Stock at December 31, 1996, was lower than the exercise price of the option.

SweetWater, Inc. 401(k) Profit Share Plan and Trust

     Pursuant to the SweetWater, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"), which was established effective January 1, 1995, the Company has agreed to contribute matching contributions in the form of Company common stock at the rate of 50% of the first 8% of employee salary deferral. Under the 401(k) Plan, the Company may also elect to make discretionary contributions. Employees vest in Company contributions over six years of service with the Company. Forfeitures of the unvested portion are allocated to the remaining employees in the plan proportionately based upon current year compensation.


                  REPORT OF THE COMPENSATION COMMITTEE
                        OF THE BOARD OF DIRECTORS
                        ON EXECUTIVE COMPENSATION

     As members of the Compensation Committee it is our duty to monitor the performance and compensation of executive officers and other key employees, to review compensation plans and to administer the 1993 Stock Option Plan. The Company s executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance shareholder value in a competitive environment. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company s success in achieving superior performance objectives and to the overall success of the Company. The Company s executive and key employee compensation program consists of a base salary component and a component providing the opportunity to earn stock options that focus the executives and key employees on building shareholder value through meeting longer-term financial and strategic goals.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

Base Salary

     Base salary is consistent with comparable public manufacturing and technology companies. The Company s salary increase program is designed to reflect individual performance consistent with the Company s overall financial performance as well as competitive practice. Performance reviews, typically performed annually, determine an individual s salary increases. Two executive officers, Mr. Cogdill and Mr. Thomas, received salary increases during fiscal 1995 based on their previous performance. No salary increases were implemented for 1996.

Stock Option Plan

     The Company s 1993 Stock Option Plan authorized the granting of options to purchase shares of the Company s Common Stock to officers and key employees of the Company and its subsidiaries. The Option Plan is designed to:

1.   Encourage and create ownership and retention of the Company s Common Stock;

2.   Balance long-term with short-term decision making;

3. Link the officers or key employees financial success to that of the shareholders;

4.  Focus   attention  on  building   shareholder   value  through  meeting
longer-term financial and strategic goals; and

5.   Ensure broad-based participation of key employees.

6. As the Company reduced the exercise price of outstanding options and granted additional options to executive officers and employees in November 1995, no additional options were granted to executive officers or employees in 1996.

Employee 401(k) Profit Sharing Plan and Trust

     Pursuant to the Company s 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"), which was established in 1995, in addition to a matching contribution, the Company may make discretionary contributions to the Savings Plan. For the year 1996, no discretionary contributions were made or approved.


Chief Executive Officer Compensation

     The Compensation Committee reviews the Chief Executive Officer s salary annually. In assessing whether a salary increase is warranted, the Compensation Committee considers the following factors: job performance, base salary of Chief Executive Officers of the Company s competitors, and achievement of annual financial, new products, and market share objectives. No increase in Chief Executive Officer Compensation was made in 1996.

                         Compensation Committee

                         Ralph Z. Sorenson, Chairman
                         A. Clinton Allen
                         Blair W. Effron
                         Keith R. Lively

Certain Relationships And Related Transactions

     The Company and Messrs. Reynolds, Thomas and Cogdill, members of the Company's senior management ("Management"), have reached an agreement in principle pursuant to which the Management would agree to remain with the Company through December 31, 1997 in exchange for certain performance bonuses and a right of first refusal to purchase the Company's portable water filtration and purification business (the "Outdoor Business") in the event certain performance targets are met and the Company elects to sell such business within a specified period after December 31, 1997. The Company has not determined to sell the Outdoor Business and will have no obligation to sell the Outdoor Business to Management or to a third party at any time. The Company believes that the agreement in principal will provide an incentive to Management to maximize cash flow from the Outdoor Business and to conserve the Company's cash resources.

     Specifically, this agreement in principle contemplates that, Management, as a group, under certain circumstances, shall be entitled to receive a Performance Bonus equal to 50% of the amount by which cash and cash equivalents as set forth on the Company's audited balance sheet as of December 31, 1997, subject to certain adjustments ("Year End Cash") exceeds $1,000,000. In addition, in the event Year End Cash exceeds a specified target (which will be lower than $1,000,000), Management shall have a right of first refusal in the event the Company elects to sell the Outdoor Business to a third party. If such right is not exercised, Management, as a group, shall be entitled to receive a Value Enhancement Bonus equal to 30% of the excess of the third party purchase price over the Management Price (as defined below) less the amount of the Performance Bonus, if any. In the event the Company elects to sell the Outdoor Business to Management, Management shall have the right to purchase the Outdoor Business for a specified price (the "Management Price") and the assumption of the Outdoor Business liabilities. The Management Price shall be subject to certain adjustments, and shall be reduced by the amount by which Year End Cash exceeds the target amount. If Year End Cash equals or exceeds $1,000,000, the Management Price shall be a nominal amount. As the Company and Management are negotiating the terms and structure of a proposed agreement, the final terms and structure may differ substantially from the terms described herein. In addition, if the Company and Management do not execute a final agreement, one or more of the members of Management may elect to pursue other opportunities which could have a material adverse effect on the Company.

     In 1996, the Company retained Dillon, Read & Co., Inc. as its exclusive agent to arrange a joint strategic alliance involving either a new equity investment or the acquisition of stock or assets of the Company. Mr. Effron, a director of the Company, is a Managing Director of Dillon, Read & Co., Inc.

     In August 1993, Michael Burns, a former executive officer of the Company, and Swiss Army Brands, Inc. entered into a Consulting Agreement (the "Consulting Agreement") pursuant to which Mr. Burns agreed to perform consulting services for Swiss Army and its subsidiaries and affiliates (other than the Company), relating to potential joint marketing and other cooperative efforts between Swiss Army and the Company and such other matters as Swiss Army may reasonably request. Upon execution of the agreement, Swiss Army paid Mr. Burns $10,000 as a sign-on bonus and agreed to pay him an additional $1,000 per month through December 1993, and $25,000 per year for the calendar years 1994 and 1995 unless Mr. Burns has terminated or breached the Consulting Agreement or unless Swiss Army has terminated the Consulting Agreement for "cause." The Consulting Agreement was continued by mutual agreement and Mr. Burns was paid an additional $25,000 for the year ended December 31, 1996. Mr. Burns was employed by the Company as Vice President of Sales until January 1997 and was compensated directly by the Company for his services in such capacity. In connection with the Consulting Agreement, Swiss Army also awarded Mr. Burns 12,000 shares of Swiss Army Common Stock, 3,000 of which vested on August 1, 1994 and an additional 7,250 shares vested from September 1, 1994, through the term of his employment with SweetWater. In connection with such award of shares and in lieu of awarding additional shares of Swiss Army Common Stock to Mr. Burns, Swiss Army paid him an additional $132,000 to cover estimated federal and state income taxes payable by him as a result of the stock grant.


                                PROPOSAL 2
             RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


     Arthur Andersen, LLP has audited the Company s financial statements since the calendar year ended December 31, 1993. The Board of Directors has again selected Arthur Andersen, LLP to serve as the Company s independent auditors for the calendar year ending December 31, 1997. Although the matter is not required to be submitted for shareholder approval, the Board of Directors has elected to seek ratification of its selection of the independent auditors. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Shareholder Approval

     Ratification of the selection of the independent auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.


                               ANNUAL REPORT

     A copy of the Company s Annual Report on Form 10-K, including financial statements for the year ended December 31, 1996 is being mailed with this Proxy Statement to shareholders of record on the Record Date, but such report is not incorporated herein and is not deemed to be part of this proxy solicitation material.

     A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SWEETWATER, INC., 2505 TRADE CENTRE AVENUE, SUITE D, LONGMONT, COLORADO 80503 303/530-2715.

                           SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals for action at the Company s 1998 Annual Meeting of Shareholders in next year s proxy statement and proxy must cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than December 26, 1997. Such proposals should be addressed to the Company s Secretary.

OTHER BUSINESS

     The Board of Directors knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their judgment.

     Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card.


                              /s/ Patrick E. Thomas
                              Patrick E. Thomas, Secretary

Longmont, Colorado
April 25, 1997

REVOCABLE PROXY                    SWEETWATER, INC.           REVOCABLE PROXY

                 ANNUAL MEETING OF STOCKHOLDERS - May 14, 1997



     The undersigned hereby appoints Eric M. Reynolds and Patrick E. Thomas, or either of them, acting singly in the absence of the other, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote, as designated below, all shares of Common Stock of SweetWater, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on May 14, 1997 at 9:30 a.m. at 667 Madison Avenue, Suite 2500, New York, New York 10021, and at any and all adjournments thereof, as follows:

1.  The election as directors of all nominees listed below:

             FOR  __                AGAINST __                 VOTE WITHHELD __

     INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee s name in the list below.



     A. Clinton  Allen     Thomas A. Barron    Blair W. Effron   Peter W. Gilson
     Randall A. Hack     Keith R. Lively    Eric M. Reynolds  Ralph Z. Sorenson


     2. Ratification of the appointment of Arthur Andersen, L.L.P. as auditors for the fiscal year ending December 31, 1997.

             FOR  __                AGAINST __                 VOTE WITHHELD __

     In their discretion, upon such matters as may properly come before the Meeting or any adjournment thereof.

     The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Annual Meeting, and a Proxy Statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




                                   Dated:  _____________________________, 1997


                                   _________________________________________
                                   Signature of Shareholder

                                   _________________________________________
                                   Signature if held jointly

                         Please sign exactly as your name appears  above on this
                    card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



     PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.